Exhibit 99.1

405 S 8th Street #201, Boise, ID 83702

NEWS RELEASE

March 25, 2022

Perpetua Resources Promotes Jessica Largent to Chief Financial Officer

Perpetua team further strengthened by hiring of Chris Fogg

BOISE, ID – Perpetua Resources Corp. (Nasdaq: PPTA / TSX: PPTA) (“Perpetua Resources” or “Perpetua” or the “Company”) announced today that Jessica Largent will be appointed Chief Financial Officer effective April 1, 2022. Ms. Largent will replace Chris Foster who has served as Chief Financial Officer on a contract basis since March 2021.

Ms. Largent joined the Perpetua team in February 2021 as Vice President, Finance and Investor Relations and has been instrumental in leading the finance team through a number of recent milestones including listing the Company’s shares on the NASDAQ stock exchange and successfully completing a $57.5 million public equity offering in August 2021 to ensure Perpetua is well capitalized as it advances the Stibnite Gold Project through the final stages of the permitting process. Under Ms. Largent’s leadership, Perpetua entered into a supply agreement to provide a portion of antimony production from the Stibnite Gold Project to Ambri Inc., establishing the foundation to help facilitate the decarbonization of energy grids in the U.S. and around the world.

“I am excited about Jessica’s promotion to Chief Financial Officer,” said Laurel Sayer, President and Chief Executive Officer of Perpetua Resources. “Jessica has a wealth of industry knowledge and her experience and proven success will continue to strengthen our diverse leadership team. She will be a valuable contributor as we advance Perpetua’s vision to redevelop and restore an abandoned mine site while providing critical minerals our nation needs.”

Ms. Largent held finance leadership roles at Newmont, Turquoise Hill Resources and Rio Tinto prior to joining Perpetua Resources. She has more than 15 years of mining industry experience in financial reporting, accounting, strategic planning and investor relations.

Perpetua Resources is also pleased to welcome Chris Fogg as Manager of Investor Relations. Mr. Fogg joined the Company March 1, 2022 and will lead Perpetua’s investor relations function following the promotion of Ms. Largent to Chief Financial Officer. Chris will be responsible alongside Ms. Largent for the investor relations strategy to ensure Perpetua’s investment thesis is well understood by the market. Mr. Fogg brings over seven years of gold industry experience in investor relations, capital markets and mergers & acquisitions, and was most recently at Newmont.

For further information about Perpetua Resources Corp., please contact:

Chris Fogg

Investor Relations Manager

chris.fogg@perpetuacorp.us

Info@perpetuacorp.us

Responsible Mining. Critical Resources. Clean Future.

Mckinsey Lyon

Vice President External Affairs

media@perpetua.us

Website: www.perpetuaresources.com

About Perpetua Resources and the Stibnite Gold Project

Perpetua Resources Corp., through its wholly owned subsidiaries, is focused on the exploration, site restoration and redevelopment of gold-antimony-silver deposits in the Stibnite-Yellow Pine district of central Idaho that are encompassed by the Stibnite Gold Project. The Project is one of the highest-grade, open pit gold deposits in the United States and is designed to apply a modern, responsible mining approach to restore an abandoned mine site and produce both gold and the only mined source of antimony in the United States. Further advancing Perpetua Resources’ ESG and sustainable mining goals, the Project will be powered by the lowest carbon emissions grid in the nation and a portion of the antimony produced from the Project will be supplied to Ambri, a US-based company commercializing a low-cost liquid metal battery essential for the low-carbon energy transition.  In addition to the company’s commitments to transparency, accountability, environmental stewardship, safety and community engagement, Perpetua Resources adopted formal ESG commitments which can be found here.

Forward-Looking Information

Statements contained in this news release that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, disclosure regarding possible events, next steps and courses of action including plans with respect to the Stibnite Gold Project and the success of such project. In certain cases, Forward-Looking Information can be identified by the use of words and phrases or variations of such words and phrases or statements such as "anticipate",  “expect”, “plan”, “likely”, “believe”, “intend”, “forecast”, “project”, “estimate”, "potential", "could", "may", "will", "would" or “should”. Forward-Looking Information in this news release are based on certain material assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Perpetua Resources to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. Such risks and other factors include those factors discussed in Perpetua Resources' public filings with the U.S. Securities and Exchange Commission (the “SEC”) and its Canadian disclosure record. Although Perpetua Resources has attempted to identify important factors that could affect Perpetua Resources and may cause actual actions, events or results to differ materially from those described in Forward-Looking Information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that Forward-Looking Information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on Forward-Looking Information. For further information on these and other risks and uncertainties that may affect the Company’s business, see the “Risk Factors” section of the Company’s filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedar.com. Except as required by law, Perpetua Resources does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this news release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Responsible Mining. Critical Resources. Clean Future.

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